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                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form SB-2 and to the inclusion therein of our report dated March 1, 1996, with respect to the financial statements of Seafla (a division of Technology Flavors and Fragrances, Inc.) as of December 31, 1995 and for the period from inception (December 7, 1995) to December 31, 1995.

                                          /s/ TABB, CONIGLIARO & McGANN, P.C.

New York, NY
January 19, 1998